SONIC SOLUTIONS
POWER OF ATTORNEY TO
EXECUTE DOCUMENTS REQUIRED PURSUANT TO
THE SECURITIES EXCHANGE ACT OF 1934


The undersigned, hereby constitutes
Julie Murray and A. Clay Leighton,
and each of them with full
power of substitution, to execute
in the name and on behalf of
the undersigned any and all
documents and reports required
to be filed on behalf of the
undersigned in his or her capacity
as and officer, director or 10%
shareholder of Sonic Solutions
pursuant to the Securities
Exchange Act of 1934 and the
respective rules and regulations
promulgated thereunder,
specifically including SEC Forms 3, 4
and 5.  This Power of Attorney shall
be effective until revoked by
the undersigned by a writing
delivered to the above named
attorneys-in-fact
at the following address:

Julie Murray
Sonic Solutions
101 Rowland Way
Novato, California 94945


IN WITNESS WHEREOF, the undersigned
has executed this Power of Attorney
as of this 1st day of August, 2003.


/s/ Mary C. Sauer